Calculation of Filing Fee Tables
S-3
Ingram Micro Holding Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)	14,401,981		$ 403,543,507.62	0.0001381	$ 55,729.36
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.01 per share	415(a)(6)	691,769		$ 19,383,367.38			S-3	333-291469	12/03/2025	$ 2,037.72
			Total Offering Amounts:				$ 422,926,875.00		$ 55,729.36
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 55,729.36
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrant's registration statement on Form S-3ASR (File No. 333-295556) (the "Registration Statement"). This prospectus supplement relates to the offering of 15,093,750 shares ("Offered Shares") of common stock, par value $0.01 (the "Common Stock"), of Ingram Micro Holding Corporation (the "Company") which includes an underwriters' option to purchase up to 1,968,750 shares of Common Stock. The registration fee is calculated in accordance with Rule 457(c) under the under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low selling prices of the Common Stock on September 2, 2026, as reported by the New York Stock Exchange, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement except with the respect to the Initial Unsold Stock (as defined below) that has been previously registered. The Remaining Unsold Stock (as defined below) will be included in the Offered Shares.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the Company carried forward to the Registration Statement 15,162,922 shares of Common Stock (the "Initial Unsold Stock") and the $44,665.01 that had already been paid in relation to the Initial Unsold Stock previously registered under the Company's then-active registration statement on Form S-3 (File No. 333-291469), which became effective on December 3, 2025 (the "Prior Registration Statement"). On May 6, 2026, the Company sold 14,471,153 shares of the Initial Unsold Stock pursuant to that certain prospectus supplement dated May 5, 2026 ("May 2026 Offering"). Following the May 2026 Offering, the Company had 691,769 shares of the Initial Unsold Stock remaining ("Remaining Unsold Stock") for which it previously paid a registration fee of $2,037.72 for such shares. Accordingly, there is no additional filing fee due with respect to the Remaining Unsold Stock in connection with the filing of this prospectus supplement. The maximum aggregate offering price of the securities to which this prospectus relates is $422,926,875.00.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date